Exhibit 99.1

The LGL Group, Inc. Reports Q3 2019 Financial Results, Confirms Investment in SPAC

ORLANDO, FL, November 12, 2019 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and nine months ended September 30, 2019.

Summary of Q3 2019 Financial Results:

•	Revenues of $8.6 million, up 35.5% compared to Q3 2018 of $6.3 million
•	Diluted net income of $0.91 per share, compared to $0.10 per share for the prior year quarter
•	Order backlog improved 45.0% to $23.3 million at September 30, 2019 from $16.1 million at September 30, 2018
•	Net income of $6.1 million for the year-to-date period and $4.5 million for Q3, 2019 included $3.3 million from the Company’s release of valuation allowance related to its U.S. deferred tax assets.
•	Adjusted EBITDA was $1,258,000, or $0.25 per share on a diluted basis, compared to $576,000, or $0.12 per diluted share for Q3 2018

Commenting on the Company’s Q3 2019 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “Revenue increased by $2.3 million compared to Q3 2018, or 36%. The growth in revenue is directly attributable to the actions put in place earlier this year in order to address the growth that we anticipated. In particular, increasing our footprint at our low-cost manufacturing facility in India, adding primarily touch labor at both our Yankton and Orlando facilities, as well as investing in new machinery has increased our ability to increase our output. New orders, as stated in our last press release, did come in lower than the first two quarters of this fiscal year where we were able to book orders in advance of plan, however we still are forecasting backlog will increase year over year. Adjusted EBITDA came in at $1,258,000, more than double the $576,000 reported in Q3 2018 or $0.25 per diluted share compared to $0.12 in the same period of the prior year.

With our improved performance, the success of our operational plan to exit the low-margin telecommunications business and focus on the high-margin highly engineered defense and aerospace industries, and the strong backlog and outlook going forward, the Company released $3.3 million from its U.S. tax valuation allowance, which directly flowed through to the bottom line.”

Mr. Ferrantino continued “As evidenced by our 3rd quarter and year-to-date financial performance, this will be a good year for our company. Yet there is more to be accomplished, and the team continues to strive to build a bigger and stronger company. While we are pleased with the organic strategy put in place a few years ago and which certainly should continue to payoff, more needs to be done relative to acquiring something from product lines up to complete business that are synergistic with our two existing businesses, MtronPTI and PTF, with our strong balance sheet and management team which has proven it can acquire technology, product or complete businesses. We are prudent in our review of potential partnerships, but I do expect that activity will increase over the next year.

Finally, this press release will be my last as your CEO. As previously indicated, I will be retiring at year-end. I want to thank all of our shareholders, members of our board, our management, all of our employees, and our customers for the support given me over the last 6 years.”

Investment in SPAC:

As announced last week, LGL has acquired membership interests in LGL Systems Acquisition Holding Company, LLC (the “Sponsor”), the sponsor of LGL Systems Acquisition Corp. (NASDAQ: DFNS), a special purpose acquisition company formed for the purpose of effecting a business combination in the aerospace, defense and communications industries (the “SPAC”).  On November 6, 2019, LGL Group contributed $3.35 million to the Sponsor to fund the Sponsor’s purchase of private warrants in a private placement that is scheduled to close simultaneously with the consummation of the SPAC’s initial public offering. Each private warrant is exercisable to purchase one share of common stock of the SPAC at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the private warrants will be added to the proceeds from the SPAC’s initial public offering to be held in a trust account. If the SPAC does not complete a business combination within 24 months from the closing of the SPAC’s initial public offering, the proceeds from the sale of the private warrants will be used to fund the redemption of the shares sold in the SPAC’s initial public offering (subject to the requirements of applicable law), and the private warrants will expire worthless.  There is no assurance that the SPAC will be successful in completing a business combination or that any business combination will be successful.  The LGL Group can lose its entire investment in the SPAC if a business combination is not completed within 24 months or if the business combination is not successful, which may adversely impact LGL’s stockholder value.

Management will host a conference call tomorrow, November 13 at 11:00 a.m. eastern time to review the Company's 2019 third quarter results. Participants are invited to access the call by dialing (844) 401-3350 (within the United States), or (248) 847-2523 (international callers) approximately fifteen minutes before the conference start time and provide the conference ID 3798199.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the Three Months Ended September 30,	2019	2018
REVENUES	$8,588	$6,338
Costs and expenses:
Manufacturing cost of sales	5,049	3,833
Engineering, selling and administrative	2,417	2,028
OPERATING INCOME	1,122	477
Total other income, net	82	68
INCOME BEFORE INCOME TAXES	1,204	545
Income tax (benefit) provision	(3,326)	67
NET INCOME	$4,530	$478

Weighted average number of shares used in basic EPS calculation	4,901,698	4,772,674
BASIC NET INCOME PER COMMON SHARE	$0.92	$0.10
Weighted average number of shares used in diluted EPS calculation	4,965,808	4,889,550
DILUTED NET INCOME PER COMMON SHARE	$0.91	$0.10

For the Nine Months Ended September 30,	2019	2018
REVENUES	$23,058	$18,440
Costs and expenses:
Manufacturing cost of sales	13,970	11,143
Engineering, selling and administrative	6,676	6,173
OPERATING INCOME	2,412	1,124
Total other income, net	353	165
INCOME BEFORE INCOME TAXES	2,765	1,289
Income tax (benefit) provision	(3,286)	146
NET INCOME	$6,051	$1,143

Weighted average number of shares used in basic EPS calculation	4,872,461	4,722,597
BASIC NET INCOME PER COMMON SHARE	$1.24	$0.24
Weighted average number of shares used in diluted EPS calculation	4,965,989	4,837,785
DILUTED NET INCOME PER COMMON SHARE	$1.22	$0.24

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$11,161	$15,508
Marketable securities	8,954	3,775
Accounts receivable, net	4,902	3,394
Inventories, net	6,476	4,466
Prepaid expenses and other current assets	352	242
Total Current Assets	31,845	27,385
Property, plant, and equipment, net	2,603	2,086
Intangible assets, net	421	477
Deferred income taxes, net	3,433	127
Right-of-use lease asset	364	-
Total Assets	$38,666	$30,075
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	4,885	2,752
Total Stockholders' Equity	33,781	27,323
Total Liabilities and Stockholders' Equity	$38,666	$30,075

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the Three Months Ended September 30,	2019	2018
(000's, except shares and per share amounts)
Net income before income taxes	$1,204	$545
Interest expense	—	5
Depreciation and amortization	125	122
Non-cash stock compensation	5	6
Investment income	(76)	(102)
Adjusted EBITDA	$1,258	$576

Basic per share information:
Weighted average shares outstanding	4,901,698	4,772,674
Adjusted EBITDA per share	$0.26	$0.12

Diluted per share information:
Weighted average shares outstanding	4,965,808	4,889,550
Adjusted EBITDA per share	$0.25	$0.12

For the Nine Months Ended September 30,	2019	2018
(000's, except shares and per share amounts)
Net income before income taxes	$2,765	$1,289
Interest income	(1)	(1)
Depreciation and amortization	365	371
Non-cash stock compensation	17	19
Investment income	(346)	(206)
Recovery of note receivable	—	(4)
Adjusted EBITDA	$2,800	$1,468

Basic per share information:
Weighted average shares outstanding	4,872,461	4,722,597
Adjusted EBITDA per share	$0.57	$0.31

Diluted per share information:
Weighted average shares outstanding	4,965,989	4,837,785
Adjusted EBITDA per share	$0.56	$0.30